SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 30, 1996

                           INNOVIR LABORATORIES, INC.
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             (Exact name of registrant as specified in its charter)

       Delaware                             0-21972              13-3536290
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(State or other jurisdiction             (Commission            (IRS Employer
     of incorporation)                   File Number)        Identification No.)

510 East 73rd Street, New York, NY                                   10021
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(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code:  (212) 249-4703

                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 5. Other Events.

     On August 30, 1996, the Company completed a private placement of its securities in which The Aries Fund, A Cayman Island Trust, and The Aries Domestic Fund, L.P. (collectively, the "Aries Funds"), two affiliated investment funds which specialize in the biotechnology industry, invested a total of $2 million in the Company in exchange for 4 million shares of Common Stock, $.013 par value ("Common Stock"), of the Company and Class C Warrants, exercisable at $.50 per share, to purchase an additional 4 million shares of Common Stock. In addition, the Company issued to the Aries Funds an option to purchase an additional 2 million shares of Common Stock and Class C Warrants, exercisable at $.50 per share, to purchase 2 million shares of Common Stock, for a total option purchase price of $1 million. In connection therewith, the Company agreed to file a registration statement with respect to the shares of Common Stock and the shares of Common Stock underlying the Class C Warrants.

     In connection with the investment by the Aries Funds, the Company has elected two new directors to its Board, Joseph E. Edelman and Michael S. Weiss. Mr. Edelman is Senior Healthcare Analyst with Aries Financial Services, and Mr. Weiss is Senior Managing Director of Paramount Capital, Inc. and General Counsel of Paramount Capital Investments, LLC. Mr. Edelman and Mr. Weiss have replaced Michael S. Ostrach and Hugh D. Robertson, Ph.D. as Board members. Dr. Robertson, a co-founder of the Company, will remain as Chairman of the Company's Science Advisory Board.

     The Company and Yale University ("Yale") entered into an agreement on August 30, 1996 to amend (the "Second Amendment") certain provisions of the License Agreement between the Company and Yale dated September 7, 1990, as amended October 21, 1994. The License Agreement grants the Company exclusive worldwide rights to Yale's External Guide Sequence technology. The Second Amendment reduces the earned royalty rate from 5% to 1% of all net sales, as defined, and from 50% to 10% of all sublicense income, as defined. As consideration for Yale modifying the royalty obligations pursuant to the Second Amendment, the Company issued to Yale a warrant to purchase 500,000 shares of Common Stock at an exercise price equal to $1.50 per share, with an exercise date on or before August 31, 2006.

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Item 7.

     10.1 Common Stock and Warrant Purchase Agreement, dated as of August 30, 1996, among the Company, The Aries Fund, A Cayman Island Trust, and The Aries Domestic Fund, L.P.

     10.2. Second Amendment to License Agreement between the Company and Yale University dated August 30, 1996.

     20.1.  Press release, dated September 4, 1996.

     20.2.  Press release, dated September 16, 1996.

                All other Items of this report are inapplicable.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              INNOVIR LABORATORIES, INC.

Date: September 18, 1996                      By:  /s/ GARY POKRASSA
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                                                       Gary Pokrassa
                                                       Vice President - Finance

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